UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025 (May 19, 2025)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10/F, FTLife Tower 18 Sheung Yuet Road Kowloon Bay
Kowloon, Hong Kong SAR 999077
(Address of principal executive offices) (Zip Code)

(852) 2950 4288
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing.

The trading of the common stock of Value Exchange International, Inc. (“Company”) was moved from the OTCQB marketplace to the OTC Pink Limited Information marketplace due to the Company’s failure to remain within the continued standards as found in Section 2.2 of the OTCQB Eligibility Standards by not filing its Form 10-K for the year ended December 31, 2024, within forty-five days of its due date.

The Company’s common stock was moved to the OTC Pink Limited Information on the open of market on May 19, 2025. The stock still trades under the symbol “VEII.”

The Company intends to reapply for listing on the OTCQB marketplace once it has filed with the Securities and Exchange Commission all applicable periodic filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC., a Nevada corporation

By:	/s/ Tan Seng Wee Kenneth	Date: May 21, 2025
Tan Seng Wee Kenneth, Chief Executive Officer and President